Exhibit 99.2

Energy Transfer Equity, L.P. Acquisition of Southern Union Company Investor Presentation

1 Legal Disclaimer This presentation may contain statements about future events, outlook and expectations of Energy Transfer Partners, L.P. (ETP), Energy Transfer Equity, L.P. (ETE), Regency Energy Partners LP (RGNC), and Southern Union Company (SUG) (collectively, the “Companies”), all of which are forward-looking statements. Any statement in this presentation that is not a historical fact may be deemed to be a forward-looking statement.  These forward-looking statements rely on a number of assumptions concerning future events that are believed to be reasonable, but are subject to a number of risks, uncertainties and other factors, many of which are outside the Companies’ control, and which could cause the actual results, performance or achievements of the Companies to be materially different. Among those is the risk that conditions to closing the transaction are not met or that the anticipated benefits from the proposed transaction cannot be realized. While the Companies believe that the assumptions concerning future events are reasonable, we caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of our businesses. These risks and uncertainties are discussed in more detail in the filings made by the Companies with the Securities and Exchange Commission, copies of which are available to the public. The Companies expressly disclaim any intention or obligation to revise or publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. All references in this presentation to capacity of a pipeline, processing plant or storage facility relate to maximum capacity under normal operating conditions and, with respect to pipeline transportation capacity, are subject to multiple factors (including natural gas injections and withdrawals at various delivery points along the pipeline and the utilization of compression) which may reduce the throughput capacity from specified capacity levels.  Additional Information In connection with the transaction, ETE and SUG will file a joint proxy statement / prospectus and other documents with the SEC. Investors and security holders are urged to carefully read the definitive joint proxy statement / prospectus when it becomes available because it will contain important information regarding ETE, SUG and the transaction.  A definitive joint proxy statement / prospectus will be sent to stockholders of SUG seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement / prospectus (when available) and other documents filed by ETE and SUG with the SEC at the SEC’s website, www.sec.gov. The definitive joint proxy statement / prospectus (when available) and such other documents relating to ETE may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from ETE’s website, www.energytransfer.com. The definitive joint proxy statement / prospectus (when available) and such other documents relating to SUG may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5444 Westheimer Road, Houston, Texas 77056, or from SUG’s website, www.sug.com.  ETE, SUG and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the joint proxy statement / prospectus when it becomes available.

A Compelling Strategic Transaction



- Creates a $40 billion(1) group of integrated midstream companies in the U.S. natural gas industry
  - The largest consolidated natural gas pipeline company in the U.S.
- Meaningful accretion to ETE unitholders both immediately and over the long-term
  - Fixed exchange ratio of 0.770x provides compelling upside to SUG shareholders on a tax deferred basis
- Significant, tangible commercial / operating synergies: conservatively estimated at ~$100 million per annum
- Diversifies ETE's cash flow profile while maintaining SUG, ETP and RGNC credit profiles
- Transaction structure designed to accommodate SUG shareholder preferences
  - ETE or ETP unit conversion (on terms outlined)
  - Potential asset "drop-downs" or asset sales generate cash to undertake optional redemptions

(1) Based on ETP, RGNC and ETE closing prices as of June 15, 2011; units outstanding and debt balances as of 3/31/2011, pro forma for LDHE acquisition and issuance of ETE Series B Units in connection with the transaction.

Southern Union Company

ENERGY TRANSFER

2

Combined Asset Footprint



	Energy Transfer [1]	SUG	Combined	Rank [2]
Miles of Natural Gas Pipeline	23,589	21,169	44,758	1st
Natural Gas Throughput (Bcf/d)	22.1	8.6	30.7	1st
Natural Gas Storage (Bcf)	74	109	184	NA
Natural Gas Processing Capacity (Bcf/d)	1.4	0.5	1.9	NA

Note: Figures include only proportional share of partially owned assets.
(1) Includes ETP, RGNC and Lonestar JV.
(2) Based on most recent publicly available data.



Southern Union assets
Florida Gas Transmission
Panhandle Eastern Pipeline
Trunkline Gas
Sea Robin Pipeline
Southern Union Gas Services
Missouri Gas Energy
New England Gas Company
Storage
Trunkline LNG
Gas basins
ETE-controlled assets
ETP natural gas pipelines
Lonestar pipeline
RGNC pipelines
RGNC gathering system
Lonestar fractionation/processing facility
Lonestar storage facility
RGNC treating/processing facility
Gas hub
Processing
Storage
Treating

Note: Excludes PEI Power.

Southern Union Company

ENERGY TRANSFER

3

4 Transaction Overview ETE will purchase all of SUG’s outstanding common stock in exchange for newly issued ETE Series B Units (the “Series B Units”) Implied value of Series B Units represents a 17% premium to the SUG closing price on June 15, 2011 and 18% premium to the average closing price on a year-to-date basis Series B Units will be redeemable by ETE for cash at the implied value of $33.00 per former SUG share Upon a redemption event, Series B unitholders have the right to convert into ETP common units at an implied value of $33.00 per former SUG share Series B unitholders have the right, at their election, to convert into ETE common units, at any time, after first anniversary of closing at a fixed exchange ratio of 0.770x Series B Units will be entitled to an annualized distribution of not less than 8.25%, payable quarterly, (based on implied value of $33.00 per former SUG share) Series B Units will be registered and are expected to be listed for trading on NYSE $7.9 billion total purchase price $4.2 billion in equity (Series B Units)  $3.7 billion of existing debt at SUG and subsidiaries Transaction is expected to close in Q1 2012, subject to SUG shareholder and regulatory approval Creates an Integrated Natural Gas Midstream Group of Companies

5 Immediate and long-term accretion to ETE’s distributable cash flow Strong commercial and operational fit with existing controlled natural gas and natural gas liquids operations Attractive, complementary assets aligned with ETE’s growth strategy Provides larger, more competitive interstate and midstream platform with significantly enhanced and expanded geographic diversity Adds significant demand-side market-centric pipelines to Energy Transfer’s asset portfolio Additional organic growth opportunities in strategic geographical locations across the United States Significantly increases fee-based revenues from long-term contracts with strong credit quality customers Ability to realize immediate meaningful operational and commercial synergies Diversifies ETE’s cash flow profile, resulting in a significant portion of pro forma cash flow sourced from large scale, regulated and investment grade operations Potential for asset “drop-downs” or asset sales over time should further enhance value Strategic Rationale for ETE

6 The acquisition will enhance and further diversify ETE’s asset base and cash flow profile while reducing ETE’s overall risk profile Diversity will be both operational and geographic The quality of ETE’s future cash flows will improve due to the nature of SUG’s assets Approximately 77% of SUG’s EBITDA is from interstate pipelines and storage facilities that primarily operate under long-term fee-based contracts Average remaining life on FGT Phase VIII and Trunkline LNG contracts is approximately 25 and 20 years, respectively ETE’s consolidated adjusted EBITDA from investment grade entities increases from 80% to 86% in 2011  ETE’s existing subsidiaries, ETP and RGNC, generate the majority of their cash flows under fee-based contract structures ETE 2011E consolidated adjusted EBITDA by entity Status quo Pro forma Enhanced ETE Cash Flow Profile ETP Baa3 / BBB- 56% SUG Baa3 / BBB- 30% RGNC Ba3 / BB 14% ETP 80% RGNC 20%

7 Immediate financial impact for SUG shareholders 17% premium to the closing price on June 15, 2011 and 18% premium to the average closing price on a year-to-date basis Increase in annualized dividend yield from 2% to 8.25% Potential for conversion into ETE / ETP units provides opportunity for significant upside for SUG shareholders based on SUG shareholders’ individual investment objectives ETP: Attractive yield and growth from an investment grade company with significant market liquidity ETE: Lower yield with higher potential growth (a more “supercharged” investment alternative) Initial tax deferral to SUG shareholders Enhanced long-term position as this transaction marries SUG’s attractive end-user position in major energy-consuming markets with Energy Transfer’s unique asset footprint proximate to major natural gas producing basins Strategic Rationale for SUG Equity in faster growing, more diversified, better positioned company

8 Overview of Series B Units Convertible by the holder into ETE common units, at any time, after the first anniversary of closing Immediate and long-term cash flow accretion to ETE means that the right to convert on a fixed exchange ratio basis should be highly attractive to Series B unitholders Mechanism allows for full or partial conversion / redemption events Series B Units can be redeemed, at any time, by ETE for cash at the implied value of $33.00 per former SUG share If ETE exercises its cash redemption right, holders of Series B Units will have the right to convert into ETP common units (at a fixed value of $33.00 per Series B Unit)  After the first year following closing, holders of Series B Units will also have the right to convert into ETE common units (on a fixed exchange ratio basis of 0.770x) For the first three years following closing, the Series B Units will pay an annualized distribution of 8.25% and thereafter, an annualized rate equal to the greater of (i) 8.25% and (ii) the then current 3-month LIBOR rate plus 750 basis points Higher distribution yield than underlying ETE common units A significant increase relative to SUG’s current annualized dividend yield of 2%  Expected to be listed and traded on the New York Stock Exchange

9 Series B Unit Decision Tree Series B Units Receive cash equal to $33.00 per former SUG share Convert into ETP units at a fixed value equal to $33.00 per former SUG share No conversion(1) Receive cash equal to $33.00 per former SUG share Convert into ETE common units at a fixed exchange ratio of 0.770x Year 1 Years 2+ ETE redemption ETE decision No redemption (1) ETE redemption Convert into ETE common units at a fixed exchange ratio of 0.770x Series B unitholder decision (1) Years 1 to 3: Annualized rate equal to 8.25%.   Thereafter: Annualized rate equal to the greater of (i) 8.25% and (ii) the then current 3-month LIBOR rate plus 750 basis points.   Convert into ETP common units at a fixed value equal to $33 per former SUG share Continue holding (1)

Creates a ~$40 Billion[(1)] Group of Integrated Natural Gas Midstream Companies



($ in billions)



Insiders
LE GP
Public
Public
48%
0.3% GP
52%
GE
Series B Units ($4.1)
Series A Units ($0.3)
Energy Transfer Equity, L.P.
BB- (Stable) / Ba1 (Negative)
Equity Value(2)(3): $13.6
Enterprise Value(3): $15.7
Southern Union Co
BBB- (Stable) / Baa3 (Stable)
Total debt: $3.7
Energy Transfer Partners, L.P.
BBB- (Stable) / Baa3 (Stable)
Equity Value(2): $15.5
Enterprise Value: $23.3
Regency Energy Partners LP
BB (Stable) / Ba3 (Positive)
Equity Value(2): $3.8
Enterprise Value: $5.4

Note: Credit ratings reflect senior unsecured ratings for SUG and ETP and corporate credit ratings (S&P) or corporate family ratings (Moody's) for ETE and RGNC.

(1) Based on ETP, RGNC and ETE closing prices as of June 15, 2011; units outstanding and debt balances as of 3/31/2011, pro forma for LDHE acquisition and issuance of Series B Units in connection with the transaction.

(2) Implied value of GP interest based on 3/31/2011 annualized GP distributions for ETP and RGNC divided by the current LP yield for illustrative purposes.

(3) Includes Series B Units.

Southern Union Company

ENERGY TRANSFER

10

11 Preliminary Synergy Analysis Potential Annual Synergies by Source We have conservatively identified approximately $100 million per annum in potential commercial / operational synergies, including: Estimated $25 million through corporate overhead rationalizations: Corporate overhead expenses Reduction in public company expenses, where duplicative (SEC, attorney, public filing, and other expenses) Real estate consolidation Other cost saving initiatives Estimated $75 million through operations consolidation and asset optimization: Increased fuel efficiencies related to compression optimization Rich / lean gas transportation and processing optimization Uplifts resulting from combined asset operating efficiencies In addition, we have identified more than $25 million in potential one-time savings related to capital expenditure avoidances and utilization of existing rights-of-way Asset Optimization 45% O&M Savings 23% Corporate Overhead 12% Compensation & Benefits 20%

12 Proven Track Record of Successful Integrations Energy Transfer management team has a proven track record of successfully integrating acquisitions LDH Energy (2011), Regency (2010), Canyon (2007), Transwestern (2006), HPL (2005), ET Fuel (2004) Significant knowledge of regulated interstate businesses and midstream businesses will facilitate a smooth integration Transwestern Pipeline, Fayetteville Express Pipeline, Tiger Pipeline, Midcontinent Express Pipeline, LDH Energy, Regency Dedicated team will work to integrate corporate operations: Risk management Accounting Technology Legal Finance team focused on maintaining and enhancing SUG’s liquidity

13 Illustrative Transaction Timeline June 2011 Begin drafting proxy Begin regulatory approval process File proxy statement SUG shareholder meeting Q1 2012: Complete merger ~9 months from announcement to closing due to regulatory approvals Integration plan will be put in place immediately resulting in one functional organization at closing File for regulatory approval - State regulatory commissions - FERC - HSR

Energy Transfer Investment Considerations



Family of Premier Energy Operations

Large, diversified assets well positioned to serve multiple market outlets

- Upon closing, consolidated Energy Transfer family will have an enterprise value of ~$40 billion(1)
- Pro forma for the transaction, will own and operate ~45,000 miles of intrastate and interstate natural gas pipelines in addition to complementary midstream assets
  - Interstate and midstream operations provide enhanced ability to service customer needs from gathering, processing, fractionation, storage and transportation
- Connects prolific natural gas producing areas with multiple end markets

Well Managed Growth Profile

Backlog of attractive organic growth projects

- Low-risk, high-return projects supported by long-term contracts
- Demonstrated ability to construct and place pipeline into service on-time / on-budget
- Have announced over $1.5 billion in future growth projects in key producing regions
- Seek growth projects that connect to existing infrastructure thereby enhancing hydraulic efficiencies

Strong Financial Profile

Stable cash flows coupled with a strong balance sheet

- Significant fee-based operating income and long-lived assets
- Hedge positions provide for further cash flow stability in commodity price sensitive areas
- Track record of maintaining a strong liquidity position with management committed to investment-grade credit metrics
- High-quality customer base with strong credit profile
- Proven ability to raise equity capital (almost $4.0 billion over the last three years)

(1) Based on ETP, RGNC and ETE closing prices as of June 15, 2011; units outstanding and debt balances as of 3/31/2011, pro forma for LDHE acquisition and issuance of Series B Units in connection with the transaction.

Southern Union Company

ENERGY TRANSFER

14

15 ETE / ETP Relative Performance ETE Distribution Growth Relative ETE Unit Performance – Total Return ETP Distribution Growth Relative ETP Unit Performance – Total Return 104% 68% 40% 104% 212% 40% Source: FactSet Research Systems. Since January 2009, ETE and ETP unitholders have experienced total returns of 212% and 68%, respectively $1.00 $1.49 $1.91 $2.14 $2.16 FY2006 FY2007 FY2008 FY2009 FY2010 CAGR: 21.2% 01/01/09 08/12/09 03/24/10 11/03/10 06/15/11 80 120 160 200 240 280 320 ETE S&P 500 Alerian MLP Index $1.65 $2.00 $3.00 $3.30 $3.58 $3.58 $3.58 FY2004 FY2005 FY2006 FY2007 FY2008 FY2009 FY2010 CAGR: 13.8% 01/01/09 08/12/09 03/24/10 11/03/10 06/15/11 60 80 100 120 140 160 180 200 220 ETP S&P 500 Alerian MLP Index

16 Appendix

17 Distributions: Cash distribution paid quarterly. Distribution Rate: Years 1 to 3: annualized rate equal to 8.25%.   Thereafter: annualized rate equal to the greater of (i) 8.25% and (ii) the then current 3-month LIBOR rate plus 750 basis points.  ETE Conversion Rights: Convertible into ETE common units at the option of the holder at any time after year 1.   ETE Conversion Ratio: Fixed conversion ratio of 0.770x ETE common units for each Series B Unit converted (as adjusted by any Series B distribution accrual) Stated Value: Equivalent to $33.00 per SUG share as increased by any distribution accruals Redemption Option: Series B Units are redeemable by ETE for cash at any time at the Stated Value.  Holders may avoid the cash redemption by converting some or all Series B Units into ETP common units at a fixed conversion value equal to the Stated Value. After year 1, the Series B Units are redeemable by ETE for cash at the Stated Value. Holders may avoid the cash redemption by converting the Series B Units into ETE or ETP common units on the terms described above. Distribution Accrual: Distributions on the Series B Units not paid in a quarter will accrue and be added to the Stated Value. In that event, there will be no distribution for that quarter on ETE common units. In addition, until all accrued and unpaid distributions on the Series B Units have been paid, no increase in distributions on the ETE common units will be allowed. Summary Series B Unit Terms

Side-by-Side Overview



($ in millions, except per unit / share data)

	ETE	SUG	ETP	RGNC
Share / unit price (6/15/11)	$42.47	$28.26	$46.93	$24.81
Equity value	$9,470	$3,585	$9,784	$3,618
Implied GP value[1]	–	–	5,675	133
Adjusted equity value	$9,470	$3,585	$15,459	$3,751
Debt	1,800	3,718	7,531	1,600
Preferred stock	333	–	–	71
Minority interest	–	–	592	32
Cash	(58)	(4)	(305)	(25)
Enterprise value	$11,544	$7,299	$23,277	$5,429
Adjusted EBITDA[2]				
2010	$619	$795	$1,541	$327
LTM 3/31/11A	$631	$796	$1,498	$357
Current distribution / dividend yield	5.3%	2.1%	7.6%	7.2%
Total debt /				
2010 Adj. EBITDA	2.9x	4.7x	4.9x	4.9x
LTM 3/31/11 Adj. EBITDA	2.9x	4.7x	5.0x	4.5x
Credit ratings (Moody's / S&P / Fitch)	Ba1 / BB- / BB-	Baa3 / BBB- / BBB-	Baa3 / BBB- / BBB-	Ba3 / BB / NR

(1) Implied value of GP interest based on 3/31/2011 annualized GP distributions for ETP and RGNC divided by the current LP yield for illustrative purposes.
(2) Adjusted EBITDA is a non-GAAP measure and excludes the impact of certain non-cash items and includes partnership interests in joint ventures. Excludes ~$12.8 million in professional fees associated with the Regency transactions. See slide 21 for Adjusted EBITDA reconciliations.
(3) SUG segment EBITDA equal to segment EBIT plus depreciation per 2010 10-K.
(4) EBITDA is a non-GAAP measure and excludes depreciation. See slide 21 for EBITDA reconciliation.
(5) ETP segment EBITDA equal to segment gross margin less operating expenses and SG&A per 2010 10-K.
(6) RGNC segment EBITDA equal to segment margin less operation and maintenance plus income from unconsolidated subsidiaries per 2010 10-K.

Southern Union Company[3]


Transporation & Storage 73%
Corporate & Other 1%
Distribution 12%
Gathering & Processing 14%

2010 EBITDA[4]: $795 million

Energy Transfer Partners, L.P.[5]


Retail Propane 18%
Other 3%
Midstream 22%
Interstate Transporation 13%
Intrastate Transporation & Storage 44%

2010 Adj. EBITDA[2]: $1,541 million

Regency Energy Partners LP[6]


Corporate & Other 7%
Gathering & Processing 36%
Contract Treating 2%
Contract Compression 31%
Transportation 23%

2010 Adj. EBITDA[2]: $327 million

Southern Union Company

ENERGY TRANSFER

18

19 SUG Primary Operating Segments Transportation and Storage ~12,950 mi of interstate gas pipelines with 7.1 Bcf/d capacity and 100 Bcf of storage(1) Panhandle PEPL (6,200 mi, 4-line system) Trunkline (3,600 mi, 2-line system) Sea Robin (400 mi offshore gathering system) Citrus (50% interest) Primary operating asset is Florida Gas Transmission (~5,500 mi, 3.2 Bcf/d) Phase VIII expansion placed in service on April 1, 2011 Trunkline LNG One of the largest LNG import terminals in U.S. located in Lake Charles, LA 2.1 Bcf/d capacity, 9 Bcf storage and 1 Bcf/d processing capacity Fully contracted to BG for 20 years Storage assets ~100 Bcf of storage capacity in IL, KS, LA, MI, and OK Gathering and Processing ~5,500 mi of gas and liquid pipelines covering 16 counties in Texas and New Mexico 5 cryogenic processing plants with combined capacity of 475 MMcf/d 5 natural gas treating plants with combined capacity of 585 MMcf/d; expecting an additional 50 MMcf/d in 2012 2010 contract mix: 19% fee based, 68% percent of proceeds and 13% margin sharing contracts North System Large diameter / low pressure pipelines Processed volumes of 200 MMcf/d 285 MMcf/d cryogenic processing capacity 22,000 bbls/d NGL capacity 40 tons/d sulfur plant capacity South System High pressure integrated Processed volume of 170 MMcf/d 190 MMcf/d cryogenic processing capacity 11,000 bbls/d NGL capacity 250 MMcf/d sour gas treating capacity Local distribution of natural gas in Missouri and Massachusetts 9,182 mi of mains, 5,928 miles of service lines and 45 miles of transmission lines Missouri Gas Energy Covers western Missouri ~500,000 customers ~13,000 mi of main and service lines Received a $16.2 million base rate increase premised on a 10% ROE effective 2/10/10 New England Gas Company Covers southeastern Massachusetts ~50,000 customers ~2,000 mi of main and service lines Filed a rate case on 9/16/10 for a $6.2 million base revenue increase representing 9.5% increase in annual revenues $5.1 million annual increase in base rate effective April 1, 2011 Source: Company filings. (1) Figures include only proportional share of partially owned assets. Distribution Southern Union owns and operates assets in the regulated and unregulated natural gas industry and is primarily engaged in the gathering, treating, processing, transportation, storage and distribution of natural gas Transportation and Storage segment is primarily engaged in the interstate transportation and storage of natural gas in the Midwest and from the Gulf Coast to Florida, and also provides LNG terminalling and regasification services Gathering and Processing segment is primarily engaged in connecting wells of natural gas producers to its gathering system, treating natural gas to remove impurities to meet pipeline quality specifications, processing natural gas for the removal of NGL, and redelivering natural gas and NGL to a variety of markets Distribution segment is primarily engaged in the local distribution of natural gas in Missouri and Massachusetts

20 ETP / RGNC Segments Overview Energy Transfer Partners, L.P. More than 17,500 mi of natural gas gathering and transportation pipelines, 3 natural gas storage facilities with 74 Bcf of working capacity and a retail propane business serving 1.2 million customers Intrastate Transportation and Storage Oasis Pipeline (600 mi, 1.2 Bcf/d capacity west-to-east, 750 MMcf/d capacity east-to-west) East Texas Pipeline (370 mi) Energy Transfer Fuel System (2,600 mi, total capacity of 5.2 Bcf/d) Bethel storage facility (6.4 Bcf working capacity), Bryson storage facility (6.0 Bcf working capacity), Godley plant HPL System (4,100 mi, total capacity of 5.5 Bcf/d) Bammel storage facility (62 Bcf working capacity) Interstate Transportation Transwestern Pipeline 2,700 mi; 1,225 MMcf/d mainline capacity and 1,610 MMcf/d San Juan Lateral capacity Tiger Pipeline 175 mi, 42-inch pipeline; 2.4 Bcf/d of capacity sold under 10-15 year agreements Expansion anticipated in service 2H 2011 FEP Pipeline Joint Venture 50/50 joint venture with KMP 185 mi, 42-inch pipeline; initial capacity of 2.0 Bcf/d with 1.85 Bcf/d sold under 10-12 year agreements Midstream ~7,000 mi of natural gas gathering pipelines 3 natural gas processing plants 17 natural gas treating facilities 10 natural gas conditioning plants Retail Propane Serving more than 1 million customers from over 440 customer service locations in 41 states Regency Energy Partners LP Gathering and Processing North Louisiana (442 mi, 4 plants) Mid-Continent (3,470 mi, 1 plant) South Texas (541 mi, 2 plants) West Texas (806 mi, 1 plant) Transportation 49.99% of RIGS (450 mi) 49.9% of MEP (500 mi, 1.8 Bcf/d capacity in Zone 1 and 1.2 Bcf/d capacity in Zone 2) Contract Compression Fleet of compressors used to provide turn-key natural gas compression services for customer specific systems Contract Treating Fleet of equipment used to provide treating services, such as carbon dioxide and hydrogen sulfide removal, natural gas cooling, dehydration and BTU management, to natural gas producers and midstream pipeline companies Source: Company filings. Lone Star NGL LLC Joint Venture Joint venture owned 70% by ETP and 30% by RGNC; ETP operates on behalf of the joint venture Stand-alone entity with equal board representation NGL Storage Mont Belvieu storage facility (43 million Bbls working capacity) Hattiesburg storage facility (3.9 million Bbls of working capacity) NGL Pipeline Transportation West Texas NGL Pipeline (1,066 mi, 144,000 Bbls/d working capacity) NGL Fractionation & Processing 2 cryogenic processing plants 25,000 Bbls/d fractionator Sea Robin gas processing plant

Non-GAAP Reconciliations



Energy Transfer Equity, L.P.

($ in thousands)

	FY 2010	Three months ended 3/31/2011	Three months ended 3/31/2010	LTM 3/31/11
ETP GP distributions	$395,503	$108,078	$99,797	$403,784
ETP LP distributions	190,531	44,890	55,860	179,561
RGNC GP distributions	6,656	2,383	–	9,039
RGNC LP distributions	35,066	11,689	–	46,755
SG&A[(1)]	(9,029)	(1,842)	(2,336)	(8,535)
Adjusted EBITDA	$618,727	$165,198	$153,321	$630,604

(1) Excludes ~$12.8 million of professional fees in 2010 associated with the Regency transactions.

Energy Transfer Partners, L.P.

($ in thousands)

	FY 2010	Three months ended 3/31/2011	Three months ended 3/31/2010	LTM 3/31/11
Net income	$617,222	$247,202	$240,111	$624,313
Interest expense, net of interest capitalized	412,553	107,240	104,962	414,831
Income tax expense	15,536	10,597	5,924	20,209
Depreciation and amortization	343,011	95,964	83,276	355,699
Non-cash unit-based compensation expense	27,180	10,189	7,196	30,173
Losses on disposals of assets	5,043	1,726	1,864	4,905
Gains on non-hedged interest rate derivatives	(4,616)	(1,779)		(6,395)
Allowance for equity funds used during construction	(28,942)	–	(1,309)	(27,633)
Unrealized (gains) losses on commodity risk management activities	78,300	(7,092)	59,289	11,919
Impairment of investment in affiliate	52,620	–	–	52,620
Proportionate share of joint ventures' interest, depreciation and allowance for equity funds used during construction	22,499	7,470	13,446	16,523
Other, net	482	(218)	(1,033)	1,297
Adjusted EBITDA	$1,540,888	$471,299	$513,726	$1,498,461

Regency Energy Partners LP

($ in thousands)

	FY 2010	Three months ended 3/31/2011	Three months ended 3/31/2010	LTM 3/31/11
Net income (loss)	($10,918)	$14,305	($450)	$3,837
Interest expense, net	82,971	20,007	20,564	82,414
Depreciation and amortization	122,725	40,236	27,475	135,486
Income tax benefit	956	(32)	321	603
Non-cash loss (gain) from derivatives	42,613	(4,290)	7,191	31,132
Non-cash unit based compensation	13,727	921	1,597	13,051
Loss on asset sales, net	591	28	284	335
Income from unconsolidated subsidiaries	(69,365)	(23,808)	(7,913)	(85,260)
Partnership's ownership interest in Haynesville Joint Venture's adjusted EBITDA	67,014	19,189	10,675	75,528
Partnership's ownership interest in MEP Joint Venture's adjusted EBITDA	55,682	25,270	–	80,952
Loss on debt refinancing, net	17,528	–	1,780	15,748
Other expense, net	3,432	(89)	90	3,253
Adjusted EBITDA	$326,956	$91,737	$61,614	$357,079

Southern Union Company

($ in thousands)

	FY 2010	Three months ended 3/31/2011	Three months ended 3/31/2010	LTM 3/31/11
Net earnings available for common stockholders	$216,213	$60,662	$54,289	$222,586
Preferred stock dividends	5,040	–	2,171	2,869
Loss on extinguishment of preferred stock	3,295	–	–	–
Loss from discountinued operations	18,100	–	–	18,100
Federal and state income tax expense	107,029	18,642	30,809	94,862
Interest expense	216,665	55,571	50,876	221,360
Depreciation and amortization	228,637	59,327	55,194	232,770
EBITDA	$794,979	$194,202	$193,339	$792,547

Southern Union Company

ENERGY TRANSFER

21